Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of the 12th day of December, 2007 (the “Execution Date”) by and among North American Scientific, Inc. (the “Company”), a Delaware corporation, with its principal offices at 20200 Sunburst Street, Chatsworth, California 91311, and the purchasers whose names and addresses are set forth on the signature pages hereto (the “Purchasers”).

IN CONSIDERATION of the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

Section 1. Purchase and Sale of Securities.

Subject to the terms and conditions of this Agreement, on the Closing Date (as defined herein), each Purchaser agrees to purchase severally and not jointly and the Company agrees to issue and sell to such Purchaser severally and not jointly (i) that number of whole shares (the “Shares”) of the Company’s common stock, $0.01 par value, (the “Common Stock”) and (ii) warrants to purchase shares of Common Stock in substantially the form attached hereto as Exhibit A (the “Warrants,” together with the Shares, the “Securities”), shown below such Purchaser’s name on the signature pages hereto at a purchase price that is equal to $0.246 per Security, of which $0.01 is allocated as consideration for the Warrants (the “Purchase Price”).

Section 2. The Closing.

2.1. The Closing.

(a) The purchase and sale of the Securities upon the terms and conditions hereof will take place at a closing (the “Closing”) to be held at the offices of Latham & Watkins LLP, 12636 High Bluff Drive, Ste. 400, San Diego, CA 92130, or such other location as the parties may agree, on a date and at such time as shall be agreed upon by the Company and the Purchasers (the “Closing Date”).

(b) Prior to the Closing, the Company shall provide wire transfer instructions for the payment of the Purchase Price by the Purchasers at the Closing.

(c) At the Closing, the Company and each Purchaser, severally and not jointly, shall satisfy all of the conditions set forth in Sections 2.2 and 2.3, respectively.

2.2. Stockholder Approval.

(a) Within five (5) business days after the Execution Date, the Company will file with the Securities and Exchange Commission (the “Commission”) a preliminary proxy statement, information statement or consent solicitation statement (the “Proxy Statement”) in order to solicit approval from the Company’s stockholders of the transactions contemplated hereby in accordance with Nasdaq Stock Market Rule 4350(i)(1) and any other applicable rules of the Nasdaq Global Market. The Company shall use its reasonable best efforts to respond to any comments of the staff of the Commission regarding the Proxy Statement, and as soon as practicable thereafter or after the lapse of any applicable waiting period, shall cause the Proxy Statement in definitive form to be promptly mailed to the stockholders of the Company. The Company shall provide Three Arch Partners IV, L.P. and affiliated funds (collectively, “Three Arch Partners”) with a draft of the Proxy Statement in advance of filing and shall make such changes thereto as may be reasonably requested by Three Arch Partners and as are permitted by applicable law.

(b) The Company’s Board of Directors shall recommend that all of the proposals set forth in the Proxy Statement be approved, subject to the fiduciary duties of the Board of Directors. The Company shall notify Three Arch Partners promptly of the receipt of any comments from the Commission and of any request by the Commission or any other government authority for amendments or supplements to the Proxy Statement for additional information, and shall promptly supply Three Arch Partners with copies of all correspondence between the Company or any of its representatives, on the one hand, and the Commission, its staff or any other government authority, on the other hand, with respect to the Proxy Statement or the transactions contemplated hereby.

2.3. Conditions to Closing.

(a) The Company’s obligation to complete the purchase and sale of the Securities and deliver such stock certificate(s) and warrant certificates to each Purchaser is subject to:

(i) receipt by the Company of immediately available funds in the full amount of the Purchase Price for the Securities being purchased hereunder as set forth below such Purchaser’s name on such Purchaser’s signature page hereto, in accordance with the wire transfer instructions delivered by the Company pursuant to Section 2.1(b);

(ii) the accuracy in all material respects of the representations and warranties made by such Purchaser in Section 4 below as of the Closing Date and the fulfillment in all material respects of those undertakings of such Purchaser in this Agreement to be fulfilled on or prior to the Closing Date;

(iii) confirmation that the Shares and the Warrant Shares have been approved for listing on the Nasdaq Global Market or the Nasdaq Capital Market, or alternatively, that the Common Stock is eligible for quotation on the OTC Bulletin Board;

(iv) the aggregate Purchase Price to be paid by the Purchasers for the Securities at the Closing shall be greater than or equal to $15,500,000; and

(v) approval by the stockholders of the Company of the matter contemplated in Section 2.2(a).

(b) Each Purchaser’s obligation to complete the purchase and sale of the Securities is subject to:

(i) the accuracy in all material respects of the representations and warranties made by the Company in Section 3 below as of the Closing Date and the fulfillment in all material respects of those undertakings of the Company in this Agreement to be fulfilled on or prior to the Closing Date;

(ii) the Purchasers shall have received on the Closing Date a certificate, addressed to the Placement Agent and the Purchasers and dated the Closing Date, of the chief executive officer and the chief financial officer or chief accounting officer of the Company to the effect that: (i) the representations and warranties of the Company in this Agreement were true and correct when made and are true and correct as of the Closing Date; (ii) the Company has performed all of its covenants and agreements and satisfied all conditions required to be satisfied by the Company contained herein; and (iii) they have carefully examined the Memorandum (defined below) and (A) as of its date and as of the Closing Date, the Memorandum and the documents incorporated by reference therein did not and do not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (B) since the date thereof through the Closing Date, no event has occurred which should have been set forth in a supplement or otherwise required an amendment to the Memorandum, and (C) there has not occurred any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations or prospects of the Company, from that set forth in the Memorandum;

(iii) confirmation that the Shares and the Warrant Shares have been approved for listing on the Nasdaq Global Market or the Nasdaq Capital Market, or alternatively, that the Common Stock is eligible for quotation on the OTC Bulletin Board;

(iv) delivery by the Company to such Purchaser of an opinion, dated as of the Closing Date, from Seyfarth Shaw LLP, counsel to the Company, in the form attached hereto as Exhibit B;

(v) delivery by the Company to such Purchaser of an opinion related to certain intellectual property matters, dated as of the Closing Date, from McDermott Will & Emery LLP, counsel to the Company, in the form attached hereto as Exhibit C;

(vi) delivery by the Company to such Purchaser of an opinion related to certain regulatory, litigation and intellectual property matters, dated as of the Closing Date, from David King, consultant to the Company, in the form attached hereto as Exhibit D;

(vii) the Company’s delivery to its transfer agent of irrevocable instructions to issue, subject to the fulfillment of conditions set forth in Section 2.3(a), to such Purchaser or in such nominee name(s) as designated by such Purchaser in the Securities Certificate Questionnaire attached hereto as Appendix I such number of Shares set forth on such Purchaser’s signature page hereto, or if requested by the Purchaser, one or more certificates representing such Securities registered in such name(s) or nominee name(s) requested by such Purchaser;

(viii) approval by the stockholders of the Company of the matter contemplated in Section 2.2(a);

(ix) amendment of the Rights Agreement between the Company and U.S. Stock Transfer Corporation dated October 16, 1998, as amended on April 28, 2004 and June 5, 2006, to exempt the issuance and sale of the Securities, and the issuance of the Warrant Shares upon due exercise of the Warrants, from the provisions of any “poison pill” or other take-over arrangement thereunder;

(x) execution by each of the Purchasers and each of the Company’s executive officers and directors of his, her or its enforceable written lock-up agreement in the form attached to this Agreement as Exhibit E (“Lock-Up Agreement”); and

(xi) the aggregate Purchase Price to be paid by the Purchasers for the Securities at the Closing shall be greater than or equal to $15,500,000.

Section 3. Representations, Warranties and Covenants of the Company. Except as specifically contemplated by this Agreement, the Company hereby represents and warrants to, and covenants with, each Purchaser on the Execution Date and as of the Closing Date (or such other date specified below) as follows:

3.1. No Material Misstatement. The Confidential Private Placement Memorandum, dated December 11, 2007, relating to the offering of the Securities, including all exhibits, documents incorporated by reference and annexes thereto, as the same may be amended or supplemented, (the “Memorandum”), did not, as of its date, does not as of the date hereof, and will not as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.2. Incorporated Documents.

(a) The documents incorporated by reference in the Memorandum or attached as exhibits thereto and any further documents so filed and incorporated by reference in the Memorandum and filed on or before the Closing Date, at the time they were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder (the “Rules”), and none of such documents as of such time contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) In the past twelve (12) months, the Company has filed all documents required to be filed by it prior to the date hereof with the Commission pursuant to the reporting requirements of the Exchange Act (the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension.

3.3. Financial Statements. The financial statements of the Company (including all notes and schedules thereto) included or incorporated by reference in the Memorandum present fairly and in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and such financial statements and related schedules and notes thereto, and the unaudited financial information incorporated by reference in the Memorandum, have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved subject, in the case of any unaudited financial information, to the absence of note disclosure and normal year-end adjustments. The summary and selected financial data included in the Memorandum present fairly the information shown therein as at the respective dates and for the respective periods specified and have been presented on a basis consistent with the consolidated financial statements set forth in the Memorandum and other financial information, subject, in the case of any unaudited financial information, to the absence of note disclosure and normal year-end adjustments.

3.4. Independent Accountants. Singer Lewak Greenbaum & Goldstein LLP and PricewaterhouseCoopers LLP, whose reports are filed with the Commission as a part of the information incorporated by reference in the Memorandum, are and, during the periods covered by their reports, were independent registered public accounting firms as required by the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations of the Commission thereunder and the Public Company Accounting Oversight Board.

3.5. Organization; Good Standing. The Company and each of its subsidiaries is duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization. The Company and each of its subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify individually or in the aggregate would not have a material adverse effect on the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole (a “Material Adverse Effect”); and to the Company’s knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

3.6. Permits. The Company and each of its subsidiaries has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (including, but not limited to, those that may be required by the U.S. Food and Drug Administration (the “FDA”) and any state, federal or foreign agencies or bodies engaged in the regulation of medical devices) (collectively, the “Permits”), to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, except where the lack of such Permits, individually or in the aggregate, would not have a Material Adverse Effect. The Company and each of its subsidiaries has fulfilled and performed in all material respects all of its material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company hereunder. Except as may be required under the Securities Act and state and foreign Blue Sky laws, no other Permits are required to enter into, deliver and perform this Agreement and to issue and sell the Securities.

3.7. Intellectual Property. The Company and each of its subsidiaries owns or possesses legally enforceable rights to use all patents, patent applications, patent rights, inventions, trademarks, trademark applications, trade secrets, trade names, service marks, copyrights, copyright applications, licenses, know-how and other similar rights and proprietary knowledge (collectively, “Intangibles”) necessary for the conduct of its business. Except as otherwise disclosed in the SEC Documents or the Memorandum: (A) there are no rights of third parties to any such Intangibles; (B) the Company is not aware of any material infringement by third parties of any such Intangibles; (C) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intangibles, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (D) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intangibles, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (E) there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (F) there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intangibles described in the SEC Documents and the Memorandum as being owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intangibles; and (G) there is no prior art of which the Company is aware that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office.

3.8. Clinical, Pre-clinical Studies and Tests. The clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Company or in which the Company or its products or product candidates have participated that are described in the SEC Documents or the Memorandum or the results of which are referred to in the SEC Documents or the Memorandum were and, if still pending, are being conducted in material compliance with all applicable laws, regulations and standard medical and scientific research procedures. The descriptions in the SEC Documents and the Memorandum of the results of such studies and tests are accurate and complete in all material respects and fairly present the data derived from such studies and tests, and the Company has no knowledge of any other studies or tests the results of which contradict or otherwise call into question the results described or referred to in the SEC Documents and the Memorandum. Except to the extent disclosed in the SEC Documents or the Memorandum, the Company has not received any notices or other correspondence from the FDA or any other governmental agency requiring the termination, suspension or modification of any clinical or pre-clinical studies or tests that are described in the SEC Documents or the Memorandum or the results of which are referred to in the SEC Documents or the Memorandum.

3.9. FDA Permits. The Company holds and is operating in compliance with such exceptions, permits, licenses, franchises, authorizations and clearances of the FDA and/or any committee thereof required, for the conduct of its business as currently conducted (collectively, the “FDA Permits”), and all such FDA Permits are in full force and effect, subject in each case to such exceptions and qualifications as are set forth in the SEC Documents or the Memorandum or where the lack of such FDA Permits, individually or in the aggregate, would not have a Material Adverse Effect. The Company has fulfilled and performed all of its obligations with respect to the FDA Permits, and, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any FDA Permit, subject in each case to such exceptions and qualifications as are set forth in the SEC Documents or the Memorandum.

3.10. FDA Compliance. Except as described in the SEC Documents or the Memorandum, the Company and its subsidiaries: (A) is and at all times has been in material compliance with all statutes, rules, regulations, or guidance applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product under development, manufactured or distributed by the Company (“Applicable Laws”); (B) has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the FDA or any other federal, state, local or foreign governmental or regulatory authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (C) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the FDA or any other federal, state, local or foreign governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that the FDA or any other federal, state, local or foreign governmental or regulatory authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (D) has not received notice that the FDA or any other federal, state, local or foreign governmental or regulatory authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that the FDA or any other federal, state, local or foreign governmental or regulatory authority is considering such action; (E) has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission); and (F) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post sale warning, “dear doctor” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated, conducted or intends to initiate any such notice or action.

3.11. Real and Personal Property. The Company and each of its subsidiaries has good and marketable title in fee simple to all real property, and good and marketable title to all other property owned by it, in each case free and clear of all liens, encumbrances, claims, security interests and defects, except such as do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries and except as otherwise disclosed in the corresponding section of the Company’s disclosure schedules attached hereto as Exhibit F (the “Disclosure Schedules”). All property held under lease by the Company and its subsidiaries is held by them under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are not material and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries except as otherwise disclosed in the Disclosure Schedules attached hereto.

3.12. No Material Adverse Change. Since the date of the most recent financial statements of the Company incorporated by reference in the Memorandum and except as otherwise disclosed in the Memorandum (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, and (iii) since the date of the latest balance sheet included in the Memorandum, neither the Company nor its subsidiaries has (A) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business or (B) entered into any transaction not in the ordinary course of business.

3.13. Material Contracts. Each description of any contract, document or other agreement in the Memorandum accurately reflects in all respects the terms of the underlying contract, document or other agreement. Each such contract, document or other agreement is in full force and effect and is valid and enforceable by and against the Company or its subsidiary, as the case may be, in accordance with its terms. Except as set forth on the Disclosure Schedule attached hereto, neither the Company nor any of its subsidiaries, if a subsidiary is a party, nor to the Company’s knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, would have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or its subsidiary, if a subsidiary is a party thereto, of any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which Company or its properties or business or a subsidiary or its properties or business may be bound or affected which default or event, individually or in the aggregate, would have a Material Adverse Effect.

3.14. Statistical Data. The statistical and market related data included in the Memorandum are based on or derived from sources that the Company believes to be reliable and accurate.

3.15. No Violation. Neither the Company nor any of its subsidiaries is in violation of any term or provision of its charter or by-laws or of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation, individually or in the aggregate, would have a Material Adverse Effect.

3.16. Due Authorization. Subject to the approval of the Company’s stockholders contemplated by Section 2.2(a) of this Agreement, this Agreement has been duly authorized, executed and delivered by the Company as of the date hereof and assuming proper execution by each of the parties thereto other than the Company, constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms. As of the Closing Date, the Warrant Agreement between the Company and the Warrant Agent (the “Warrant Agreement”) has been duly authorized, executed and delivered by the Company and assuming proper execution by the Warrant Agent, constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms. All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement, the Warrant Agreement and the issuance and sale of the Securities by the Company.

3.17. No Default or Consents. Neither the execution, delivery and performance of this Agreement or the Warrant Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Securities) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which either the Company or its subsidiaries or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its subsidiaries or violate any provision of the charter or by-laws of the Company or any of its subsidiaries, except for the approval of the Company’s stockholders contemplated by Section 2.2(a) of this Agreement and such consents or waivers which have already been obtained and are in full force and effect.

3.18. Capitalization. The Company has authorized and outstanding capital stock as set forth under the caption “Description of Common Stock and Warrants” in the Memorandum. The certificates evidencing the Shares and the Warrants are in due and proper legal form and have been duly authorized for issuance by the Company. All of the issued and outstanding shares of Common Stock have been duly and validly issued and are fully paid and nonassessable. There are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any shares of Common Stock of the Company or any of its subsidiaries or any such rights pursuant to its Certificate of Incorporation or by-laws or any agreement or instrument to or by which the Company or any of its subsidiaries is a party or bound other than this Agreement. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, conform to the description thereof contained in the SEC Documents and the Memorandum and were issued in compliance with federal and state securities laws. There is no and has been no policy or practice of the Company to intentionally coordinate the grant of options to employees with the release or other public announcement of material information regarding the Company or its results of operations or prospects to minimize the exercise price of such options. The Shares, when issued and delivered and paid for as provided herein, will be duly and validly issued, and will be fully paid and nonassessable and will be issued free and clear of any security interests, liens, encumbrances, equities or claims. As of the Closing Date and subject to approval of the Company’s stockholders of an increase in the number of authorized shares of Common Stock, the Company will have reserved from its duly authorized capital stock the number of Warrant Shares, required to be reserved pursuant to the Warrant Agreements. The Warrant Shares, when issued and delivered against receipt of payment therefor upon exercise of the Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable and will be issued free and clear of any security interests, liens, encumbrances, equities or claims. Except as disclosed in the Memorandum, the SEC Documents and the Disclosure Schedules attached hereto, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of stock of the Company or any of its subsidiaries or any security convertible into, or exercisable or exchangeable for, such stock. The Common Stock and the Securities conform in all material respects to all statements in relation thereto contained in the Memorandum. All outstanding shares of capital stock of each of the Company’s subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable and are owned directly by the Company or by another wholly-owned subsidiary of the Company free and clear of any security interests, liens, encumbrances, equities or claims, except as disclosed in the Disclosure Schedules attached hereto. The Company has taken all action necessary to exempt (i) the issuance and sale of the Securities, and (ii) the issuance of the Warrant Shares upon due exercise of the Warrants, from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company’s Certificate of Incorporation or Bylaws that is or could reasonably be expected to become applicable to any Purchaser as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by each Purchaser or the exercise of any right granted to each Purchaser pursuant to this Agreement or the Warrant Agreements. The issuance and sale of the Securities hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Purchasers) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security, except as disclosed in the Disclosure Schedules attached hereto.

3.19. No Registration Rights. Except as otherwise disclosed in the Memorandum and the Disclosure Schedules attached hereto, no holder of any security of the Company has any right, which has not been waived, to have any security owned by such holder included in the offering of Securities contemplated by the Memorandum or to demand registration of any security owned by such holder for the period from the date of this Agreement through the ninetieth day following the effective date of the Initial Registration Statement as defined in Section 6.1(a)(i) below. Each director and executive officer of the Company has delivered to the Placement Agent his, her or its enforceable written Lock-Up Agreement.

3.20. Legal Proceedings. Except as otherwise disclosed in the Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries could individually or in the aggregate have a Material Adverse Effect; and to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others. Except as otherwise disclosed in the Memorandum, the Company is not aware of any threatened or pending litigation between the Company or its subsidiaries and any of its executive officers which, if adversely determined, could have a Material Adverse Effect and has no reason to believe that such officers will not remain in the employment of the Company.

3.21. Employees. Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute would have a Material Adverse Effect. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which would have a Material Adverse Effect.

3.22. Market Stabilization. The Company has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock or any security of the Company to facilitate the sale or resale of any of the Shares or the Warrant Shares.

3.23. Taxes. The Company and each of its subsidiaries has filed all Federal, state, local and foreign tax returns which are required to be filed through the date hereof, which returns are true and correct in all material respects or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due. There are no tax audits or investigations pending, which if adversely determined would have a Material Adverse Effect; nor, to the Company’s knowledge, are there any material proposed additional tax assessments against the Company or any of its subsidiaries.

3.24. Listing Compliance. Except as otherwise disclosed in the Memorandum, the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on the Nasdaq Global Market, nor, except as disclosed in the Memorandum, has the Company received any notification that the Commission or the Nasdaq Global Market is contemplating terminating such registration or listing. The transactions contemplated by this Agreement will not contravene the rules and regulations of the Nasdaq Global Market. The Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on the Nasdaq Global Market or the Nasdaq Capital Market and to comply in all material respects with the Company’s reporting, filing and other obligations under the rules of the Nasdaq Global Market or the Nasdaq Capital Market, as applicable. As of the Closing Date, the Shares and the Warrant Shares will have been duly authorized for listing on the Nasdaq Global Market or the Nasdaq Capital Market, or alternatively, the Common Stock will be eligible for quotation on the OTC Bulletin Board.

3.25. Books and Record Keeping. The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, in all material respects, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiaries. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.26. Internal Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which: (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company; (ii) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures at the end of the periods in which the periodic reports are required to be prepared; and (iii) are effective in all material respects to perform the functions for which they were established.

3.27. No Deficiencies or Frauds. Based on the evaluation of its disclosure controls and procedures, the Company is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls.

3.28. Off Balance Sheet Arrangements. There are no material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K) that have or are reasonably likely to have a material current or future effect on the Company’s financial condition, revenues or expenses, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

3.29. Audit Committee. The Company’s Board of Directors has validly appointed an audit committee whose composition satisfies the requirements of Rule 4350(d)(2) of the Rules of the National Association of Securities Dealers (the “NASD Rules”) and the Board of Directors and/or the audit committee has adopted a charter that satisfies the requirements of Rule 4350(d)(1) of the NASD Rules. The audit committee has reviewed the adequacy of its charter within the past twelve months.

3.30. Sarbanes-Oxley Act. The Company is in compliance in all material respects with all other applicable provisions of the Sarbanes-Oxley Act of 2002, any related rules and regulations promulgated by the Commission and corporate governance requirements under the NASD Rules upon the effectiveness of such provisions and has no reason to believe that it will not be able to comply in all material respects with such provisions at the time of effectiveness.

3.31. Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary for companies of approximately equal size to the Company and its subsidiaries which are engaged in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Memorandum; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or the Company’s or its subsidiaries’ respective businesses, assets, employees, officers and directors are in full force and effect; the Company and each of its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and neither the Company nor any subsidiary of the Company has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is not materially greater than the current cost. Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

3.32. Consents and Approvals. Each approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated required to be obtained or performed by the Company has been obtained or performed, except for the approval of the Company’s stockholders contemplated by Section 2.2(a) of this Agreement.

3.33. Environmental Laws.

(a) (i) Each of the Company and each of its subsidiaries is in compliance in all material respects with all rules, laws and regulation relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Laws”) which are applicable to its business; (ii) neither the Company nor its subsidiaries has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws; (iii) each of the Company and each of its subsidiaries has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance with all terms and conditions of any such permit, license or approval (except where failure to receive such permits, licenses or approvals would not have a Material Adverse Effect); (iv) to the Company’s knowledge, no facts currently exist that will require the Company or any of its subsidiaries to make future material capital expenditures to comply with Environmental Laws; and (v) no property which is or has been owned, leased or occupied by the Company or its subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) or otherwise designated as a contaminated site under applicable state or local law. Neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the CERCLA 1980.

(b) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which the Company identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

3.34. Hazardous Materials. There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any other entity for whose acts or omissions the Company is or may be liable upon any of the property now or previously owned or leased by the Company, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit (including, without limitation those by the California Department of Health and, if applicable, the Nuclear Regulatory Commission, pertaining to radioactive materials) give rise to any liability; there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances.

3.35. Investment Company. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Memorandum, will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

3.36. Foreign Corrupt Practices Act. The Company or any other person associated with or acting on behalf of the Company including, without limitation, any director, officer, agent or employee of the Company or its subsidiaries, has not, directly or indirectly, while acting on behalf of the Company or its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

3.37. Foreign Transactions Reporting Act. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations hereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of it subsidiaries with respect to the Money Laundering Laws is pending, or to the best knowledge of the Company, threatened.

3.38. OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

3.39. ERISA. The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations hereunder with respect to each “plan” as defined in Section 3(3) of ERISA and such regulations and published interpretations in which its employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No “Reportable Event” (as defined in 12 ERISA) has occurred with respect to any “Pension Plan” (as defined in ERISA) for which the Company could have any liability.

3.40. Brokers or Finders. No broker, investment banker, financial advisor or other individual, corporation, general or limited partnership, limited liability company, firm, joint venture, association, enterprise, joint securities company, trust, unincorporated organization or other entity (each a “Person”), other than the Placement Agent, the fees and expenses of which will be paid by the Company, is entitled to any broker’s, finder’s, financial advisor’s financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

3.41. Use of Proceeds. The Company intends to use the net proceeds from the sale of the Securities as described in the Memorandum.

3.42. Solicitation; Other Issuances of Securities. Neither the Company, its subsidiaries nor any affiliates, nor any Person acting on its or their behalf, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities, (ii) has, directly or indirectly, made any offer or sale of any security or solicited any offer to buy or exchange any security, under any circumstances that would require registration of the Securities under the Securities Act or (iii) has issued any shares of Common Stock or shares of any series of preferred stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Common Stock which would be integrated with the sale of the Securities to such Purchaser for purposes of the Securities Act or of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Nasdaq Global Market, nor will the Company nor any of its subsidiaries or affiliates take any action or steps that would require registration of any of the Securities under the Securities Act or cause the offering of the Securities to be integrated with other offerings. Assuming the accuracy of the representations and warranties of Purchasers, the offer and sale of the Securities by the Company to the Purchasers pursuant to this Agreement will be exempt from the registration requirements of the Securities Act.

3.43. No Restrictions on Subsidiaries. Except as otherwise disclosed in the Disclosure Schedules attached hereto, the subsidiaries of the Company are not currently prohibited, directly or indirectly, under any agreement or other instrument to which any subsidiary is a party or is subject, from paying any dividends to the Company, from making any other distribution on the subsidiary’s capital stock, from repaying to the Company any loans or advances to the subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company.

3.44. SEC Filing and Press Release. The Company shall file with the Commission not later than one (1) business day after the Execution Date, a Current Report on Form 8-K under the Exchange Act describing the transactions contemplated hereby and attaching as exhibits thereto all material documents relating to the transactions contemplated hereby. In the event such Form 8-K is not filed by the Company, the Purchasers shall each have the right to make a public disclosure, in the form of a press release, of the transactions contemplated hereby only upon the review and approval of such public disclosure by the Company, which such approval shall not be unreasonably withheld. Not later than one (1) business day after the Closing, the Company shall issue a press release that publicly discloses, to the extent the same have not been publicly disclosed previously, the material terms of the transactions contemplated hereby.

3.45. Registration Statement. The Company will use reasonable best efforts to meet, as of the Closing Date and upon filing and effectiveness, the requirements for use of Form S-3 or such other applicable form available to the Company under the Securities Act for secondary offerings.

3.46. Related Party Transactions. Except for those transactions that are not required to be disclosed by the Company pursuant to the rules and regulations of the Exchange Act, no transaction has occurred between or among the Company or its subsidiaries and any of its officers or directors, shareholders or any affiliate of any such officer or director or shareholder that is not described in the Memorandum.

3.47. Company Acknowledgement of Purchaser Representation. The Company acknowledges and agrees that Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 4 of this Agreement, or in the Registration Statement Questionnaire.

Section 4. Representations, Warranties and Covenants of Each Purchaser.

Each Purchaser for itself and no other Purchaser hereby represents and warrants to, and covenants with, the Company as of the Closing Date (or such other date specified below) as follows:

4.1. Organization. Such Purchaser is an entity duly organized and validly existing in good standing (to the extent such concepts are applicable) under the laws of its jurisdiction of organization. Such Purchaser has all requisite corporate power and authority and all necessary governmental approvals to carry on its business as now being conducted, except as would not result in a Material Adverse Effect on such Purchaser’s ability to consummate the transactions contemplated by this Agreement. Such Purchaser’s principal executive offices are in the jurisdiction set forth immediate below the Purchaser’s name on the signature pages hereto.

4.2. Authorization, Enforcement, and Validity. Such Purchaser has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Such Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity.

4.3. Consents and Approvals; No Violation. The execution, delivery and performance of this Agreement by such Purchaser and the consummation by such Purchaser of the transactions contemplated hereby will not (i) result in a violation of such Purchaser’s organizational documents; (ii) conflict with, or constitute a default or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which such Purchaser is a party (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, result in a Material Adverse Effect on such Purchaser’s ability to consummate the transactions contemplated by this Agreement); or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to such Purchaser or any of its Subsidiaries, except for such violations as would not, individually or in the aggregate, result in a Material Adverse Effect on such Purchaser’s ability to consummate the transactions contemplated by this Agreement. Such Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement, except where the failure to obtain such consents, authorization or orders or to make such filings or registrations would not, individually or in the aggregate, result in a Material Adverse Effect on such Purchaser’s ability to consummate the transactions contemplated by this Agreement.

4.4. Investment Experience. Such Purchaser is an accredited investor within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Securities.

4.5. Limitation on Dispositions. (a) Such Purchaser is acquiring Securities for its own account and has no intention of selling or distributing any of such Securities or any arrangement or understanding with any other Persons regarding the sale or distribution of such Securities except in accordance with the provisions of Section 6 and except as would not result in a violation of the Securities Act, (b) such Purchaser will not, directly or indirectly, offer, sell, pledge, transfer, exchange or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in accordance with the provisions of Section 6 or pursuant to and in accordance with the Securities Act and (c) such Purchaser has completed or caused to be completed the Registration Statement Questionnaire attached hereto as part of Appendix I for use in preparation of any registration statement that includes the Registrable Securities (as defined below) (the “Registration Statement”), and the answers thereto are true and correct as of the date hereof and will be true and correct as of the effective date of such Registration Statement and such Purchaser will notify the Company immediately of any material change in any such information provided in such Registration Statement Questionnaire until such time as such Purchaser has sold all of the Registrable Securities included in such Registration Statement or until the Company is no longer required to keep such Registration Statement effective, except that such Purchaser shall not be required to advise the Company of any sales of the Registrable Securities pursuant to the Registration Statements.

4.6. Information and Risk.

(a) Such Purchaser has received and reviewed the Memorandum and has requested, received, reviewed and considered all other information relevant in making an informed decision to purchase the Securities. Such Purchaser has had an opportunity to discuss the Company’s business, management and financial affairs with its management and also had an opportunity to ask questions of officers of the Company that were answered to such Purchaser’s satisfaction.

(b) Such Purchaser recognizes that an investment in the Securities involves a high degree of risk, including a risk of total loss of such Purchaser’s investment. Such Purchaser is able to bear the economic risk of holding the Securities for an indefinite period, and has knowledge and experience in the financial and business matters such that it is capable of evaluating the risks of the investment in the Securities.

(c) Such Purchaser has, in connection with such Purchaser’s decision to purchase Securities, not relied upon any representations or other information (whether oral or written) other than as set forth in the representations and warranties of the Company contained herein, the Memorandum, the SEC Documents and the other information described in Section 4.6(a), and such Purchaser has, with respect to all matters relating to this Agreement and the offer and sale of the Securities, relied solely upon the advice of such Purchaser’s own counsel and has not relied upon or consulted any counsel to the Placement Agent or counsel to the Company.

4.7. Disclosures to the Company. Such Purchaser understands that the Company is relying on the statements contained herein to establish an exemption from registration under federal and state securities laws. Such Purchaser will promptly notify the Company of any changes in the information set forth in any Registration Statement regarding such Purchaser.

4.8. Nature of Purchasers. To the knowledge of such Purchaser, such Purchaser: (i) is not an affiliate (as such term is defined pursuant to Rule 12b-2 promulgated under the Exchange Act) of any other Purchaser, (ii) is not constituted as a partnership, association, joint venture or any other type of joint entity with any other Purchaser, and (iii) is not acting as part of a group (as such term is defined under Section 13(d) of the Exchange Act) with any other Purchaser. If at any time after the Closing Date such Purchaser becomes an affiliate (as defined herein) of any other Purchaser, such Purchaser will provide prompt written notice to the Company.

4.9. Ownership. Such Purchaser (including any Person controlling, controlled by, or under common control with such Purchaser, as the term “control” is defined pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and its implementing regulations (the “HSR Act”)) does not, and upon the consummation of the transactions contemplated by this Agreement will not, hold voting securities of the Company exceeding an aggregate fair market value as of the Closing Date of fifty million dollars ($50,000,000), calculated pursuant to the HSR Act.

4.10. Brokers or Finders. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Purchaser.

4.11. Acknowledgement. Such Purchaser acknowledges and agrees that the Company does not make and has not made any representations or warranties with respect to the transactions contemplated by this Agreement other than those specifically set forth in Section 3.

4.12. Confidential Treatment. The Purchasers shall hold in strict confidence all information concerning this Agreement and the offering of the Securities until such time as the Company has made a public announcement concerning this Agreement pursuant to Section 3.44.

4.13. Short Sales. Between the time such Purchaser obtained knowledge of the proposed sale of the Securities contemplated hereby and 30 days following the public announcement of the transaction, such Purchaser has not taken and will not take any action that has caused or will cause such Purchaser to have, directly or indirectly, sold or agreed to sell any shares of Common Stock, effected any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock.

4.14. Restricted Securities. Without limiting the registration rights granted to the Purchasers under Section 6 hereto, such Purchaser understands that the Securities upon issuance will be “restricted securities” as such term is defined in Rule 144 promulgated under the Securities Act and must be held indefinitely unless the Securities are subsequently registered or qualified under applicable state and federal securities laws or an exemption from such registration or qualification is available. Such Purchaser understands that it may resell the Securities pursuant to Rule 144 only after the satisfaction of certain requirements, including the requirement that the Securities be held for at least one year prior to resale or any other time as may be required under Rule 144.

Section 5. Survival of Representations and Warranties.

Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all representations and warranties as to each respective Closing made by the Company and the Purchasers herein shall survive for a period of eighteen (18) months following the Closing Date.

Section 6. Registration of the Shares and Warrant Shares; Compliance with the Securities Act; Other Agreements.

6.1. Registration Procedures and Expenses.

(a) Except during a Suspension (as defined below), the Company will, subject to receipt of necessary information from the Purchasers:

(i) as soon as practicable use reasonable best efforts to prepare and file with the Commission a registration statement on Form S-3 or other applicable form available to the Company (the “Initial Registration Statement”) covering the resale of all of the Shares and the Warrant Shares of each Purchaser that has complied with Section 6.4, together with any shares of capital stock issued or issuable, from time to time, upon any reclassification, share combination, share subdivision, stock split, share dividend or similar transaction or event or otherwise as a distribution on, in exchange for or with respect to any of the foregoing, in each case held at the relevant time by a Purchaser (the “Registrable Securities”); provided, however, that in the event that publicly-available written guidance, rules of general applicability of the Commission staff, or written comments, requirements or request of the Commission staff to the Company in connection with the review of any registration statement, in any case, relating to the availability of Form S-3 under General Instruction I.B.3 to Form S-3 (the “SEC Guidance”) does not permit the Initial Registration Statement to include all Registrable Securities of each Purchaser (provided that, the Company shall use reasonable best efforts to advocate with the Commission for the registration of all or the maximum number of the Registrable Securities permitted by SEC Guidance), then the Company will use reasonable best efforts to file such additional Registration Statements (the “Subsequent Registration Statements”) at the earliest practicable date on which the Company is permitted by SEC Guidance to file such additional Registration Statements related to the Registrable Securities (the “Subsequent Filing Dates”). If any SEC Guidance sets forth a limitation on the number of Registrable Securities to be registered on a particular Registration Statement, the number of Registrable Securities to be registered on such Registration Statement will first be reduced by the Registrable Securities represented by Warrant Shares on a pro rata basis based on the total number of unregistered Warrant Shares held by such Purchasers, and second by the Registrable Securities represented by Shares on a pro rata basis based on the total number of unregistered Shares held by such Purchasers;

(ii) use reasonable best efforts to cause (1) the Initial Registration Statement, as amended, to become effective under the Securities Act no earlier than after the filing of the next annual report on Form 10-K and no later than 4:00 p.m. Eastern Time on the one hundred eightieth (180th) day after the Closing Date and (2) any Subsequent Registration Statements, as amended, which may be required to be filed hereunder pursuant to Section 6.1(a)(i) to become effective under the Securities Act as soon as practicable but in any event no later than 4:00 p.m. Eastern Time on the forty-fifth (45th) day after such Subsequent Filing Date, or if such Subsequent Registration Statement is reviewed by the Commission, on the ninetieth (90th) day after such Subsequent Filing Date (each, its “Required Effective Date”);

(iii) use reasonable best efforts to cause any prospectus used in connection with any Registration Statement (a “Prospectus”) to be filed with the Commission pursuant to Rule 424(b) under the Securities Act as soon as practicable but in any event no later than 9:00 a.m. Eastern Time the next business day following the date such Registration Statement is declared effective by the Commission;

(iv) use its reasonable best efforts to promptly prepare and file with the Commission such amendments and supplements to the Registration Statements and any Prospectus used in connection therewith (A) as may be necessary to keep such Registration Statements continuously effective until the earlier of (i) the second anniversary of the Closing Date, (ii) such time as all Registrable Securities have been sold pursuant to such Registration Statements or (iii) the date on which all of the Securities (including the Warrant Shares) may be resold by each of the Purchasers without registration pursuant to Rule 144(k) and (B) as may be reasonably requested by a Purchaser in order to incorporate information concerning such Purchaser or such Purchaser’s intended method of distribution;

(v) so long as any Registration Statement is effective covering the resale of Registrable Securities owned by the Purchasers, furnish to each Purchaser with respect to the Registrable Securities registered under such Registration Statement (and to each underwriter, if any, of such Registrable Securities) such reasonable number of copies of Prospectuses and such other documents as such Purchaser may reasonably request in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by such Purchaser;

(vi) use commercially reasonable efforts to file documents required of the Company for normal Blue Sky clearance in any states specified in writing by the Purchasers; provided, however, that the Company shall not be required to qualify to do business generally in any jurisdiction in which the Company is not now so qualified;

(vii) bear all expenses in connection with the procedures in paragraphs (i) through (vi) of this Section 6.1(a) and the registration of the Registrable Securities pursuant to the Registration Statements, other than fees and expenses, if any, of counsel or other advisors to the Purchasers or underwriting discounts, brokerage fees and commissions incurred by the Purchasers, if any, in connection with an underwritten offering of the Registrable Securities;

(viii) use all commercially reasonable efforts to prevent the issuance of any stop order or other order suspending the effectiveness of the Registration Statements and, if such an order is issued, to obtain the withdrawal thereof at the earliest possible time and to notify each Purchaser of the issuance of such order and the resolution thereof;

(ix) furnish to each Purchaser, two (2) business days after the date that any Registration Statement becomes effective, (x) a letter, dated such date, of outside counsel representing the Company (and reasonably acceptable to such Purchaser) addressed to such Purchaser, confirming the effectiveness of such Registration Statement and, to the knowledge of such counsel, the absence of any stop order, and (y) in the case of an underwriting, an opinion addressed to such Purchaser, dated such date, of such outside counsel, in such form and substance as is required to be given to the underwriters;

(x) provide to each Purchaser and its representatives, if requested, the opportunity to conduct a reasonable inquiry of the Company’s financial and other records during normal business hours and make available its officers, directors and employees for questions regarding information which such Purchaser may reasonably request in order to fulfill any due diligence obligation on its part, provided, that in the case of this clause (x), the Company shall not be required to provide, and shall not provide, any Purchaser with material, non-public information unless such Purchaser agrees to receive such information and enters into a written confidentiality agreement with the Company; and

(xi) not less than three trading days prior to the filing of a Registration Statement and not less than two trading days prior to the filing of any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference) or, in the case of comments made by the staff of the Commission and the Company’s responses thereto, within a reasonable period of time following the receipt thereof by the Company, furnish to each Purchaser copies of all such documents proposed to be filed or copies of such correspondence from and to the Commission relating to such Registration Statement, as the case may be, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Purchasers. The Company shall reflect in each such document when so filed with the Commission such comments relating to such Purchaser as such Purchaser may reasonably propose; provided, however, that such comments from such Purchaser must be received by the Company no later than one trading day prior to the filing of such document with the Commission. Notwithstanding any other provision of this Agreement, the Company will have no obligation to deliver or make available to any Purchaser any Registration Statement or Prospectus containing any material, nonpublic information unless such Purchaser specifically consents in advance to receive such material, nonpublic information in writing and such Purchaser has executed an agreement to keep such material, nonpublic information confidential and refrain from trading in any Company security for so long as such information remains material, nonpublic information.

(b) The Company shall be permitted after the Initial Registration Statement has become effective under the Securities Act to suspend for one or more periods (each such period, a “Suspension”) the actions required under Sections 6.1(a)(i) through (iv) to the extent that the Board of Directors of the Company concludes in good faith and based on the advice of counsel that the disclosure of additional information in the Prospectus is necessary. Notwithstanding the foregoing, the Company agrees that no Suspension shall be for a period of longer than 45 days, and the aggregate of all Suspensions in any 365-day period shall not exceed 60 days.

(c) With a view to making available to the Purchasers the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the Commission that may at any time permit the Purchaser to sell Registrable Securities to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the Purchasers’ Registrable Securities may be resold pursuant to Rule 144(k) or any other rule of similar effect or (B) such date as all of the Purchasers’ Registrable Securities shall have been resold; (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) furnish to the Purchaser upon request, as long as the Purchaser owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail the Purchaser of any rule or regulation of the Commission that permits the selling of any such Registrable Securities without registration.

6.2. Delay in Effectiveness of Registration Statement. If a Registration Statement is not declared effective by the Commission on or prior to its Required Effective Date, (any such failure or breach being referred to as an “Event,” and the date on which such Event occurs, being referred to as “Event Date”), then, in addition to any other rights available to the Purchasers, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Purchaser, as liquidated damages and not as a penalty, a cash payment equal to one percent (1%) of the aggregate purchase price paid by such Purchaser to the Company with respect to the Shares then held by such Purchaser. The parties agree that the Company will not be liable for liquidated damages or penalties or other remedies under this Section 6.2 in respect of the Warrants or the Warrant Shares. The liquidated damages pursuant to the terms hereof shall apply on a pro rata basis for any portion of a month prior to the cure of an Event; provided that the maximum aggregate liquidated damages payable to a Purchaser under this Section 6.2 shall not exceed twelve percent (12%) of the aggregate purchase price of the Securities purchased by such Purchaser pursuant to this Agreement. The parties agree that such liquidated damages shall not be the exclusive damages under this Agreement with respect to the occurrence of such Event.

6.3. Restrictions on Transferability.

(a) Each Purchaser agrees that it will not effect any disposition of the Securities (including the Warrant Shares) or its right to purchase the Securities (including any Warrant Shares) that would constitute a sale within the meaning of the Securities Act or pursuant to any applicable state securities or Blue Sky laws of any state, except in accordance with the Lock-Up Agreement between the Company and such Purchaser and (i) as contemplated in the Registration Statement referred to in Section 6.1 above, (ii) pursuant to the requirements of Rule 144 (in which case such Purchaser will provide the Company with reasonable evidence of such Purchaser’s compliance therewith) or (iii) pursuant to a written opinion of legal counsel reasonably satisfactory to the Company and addressed to the Company to the effect that registration under Section 5 of the Securities Act is not required in connection with the proposed transfer; whereupon the holder of such securities shall be entitled to transfer such securities. Each certificate evidencing the securities transferred as above provided shall bear the appropriate restrictive legends as may be required by Section 7.

(b) Each Purchaser acknowledges that there may occasionally be times when the Company must suspend the use of a Prospectus forming a part of a Registration Statement until such time as an amendment or supplement to such Registration Statement has been filed by the Company and declared effective, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. Each Purchaser hereby covenants that such Purchaser will not sell any Securities (including the Warrant Shares) pursuant to said Prospectus during the period commencing at the time at which the Company gives the Purchasers written notice of the suspension of the use of said Prospectus and ending at the time the Company gives the Purchasers written notice that the Purchasers may thereafter effect sales pursuant to said Prospectus. The Company agrees to file such amendment, supplement or report as soon as practicable following such notice of Suspension.

(c) None of the Securities (including the Warrant Shares) shall be transferable except upon the conditions specified in this Section 6, which are intended to ensure compliance with the provisions of the Securities Act. Each Purchaser will cause any proposed transferee of the Securities (including the Warrant Shares) held by such Purchaser to agree to take and hold such Securities (including the Warrant Shares) subject to the provisions and upon the conditions specified in this Section 6 if and to the extent that such Securities continue to be restricted securities in the hands of the transferee.

(d) Such Purchaser covenants that such Purchaser will sell or transfer the Securities (including the Warrant Shares) in accordance with such Registration Statement, the Securities Act, applicable state securities laws and, to the extent the exemption from prospectus delivery requirements in Rule 172 under the Securities Act is not available, satisfy the requirement of delivering a current prospectus in connection with any proposed transfer or sale of the Securities (including the Warrant Shares).

6.4. Furnish Information. It shall be a condition to the Company’s obligations to take any action under this Agreement with respect to the registration of a Purchaser’s Registrable Securities that such Purchaser shall promptly furnish to the Company, upon request, such reasonable and customary information regarding itself, such Purchaser’s Registrable Securities, and the intended method of disposition of such Registrable Securities if such intended method of distribution is different from the Plan of Distribution in form of Appendix II attached hereto. In connection therewith, each Purchaser shall be required to represent to the Company that all such information which is given is both complete and accurate in all material respects when made.

6.5. Termination of Conditions and Obligations.

(a) The conditions precedent imposed by Section 6.3 above regarding the transferability of the Securities (including the Warrant Shares) shall cease and terminate as to any particular number of Securities (including the Warrant Shares) upon the passage of two years from the date hereof or at such time as an opinion of counsel satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

(b) The expiration or termination of this Agreement for any reason will have no effect on the rights of any of the parties under the provisions of this Section 6.

6.6. Board of Directors. At or by the time of the next annual stockholders meeting of the Company, the Company shall decrease the number of members of its Board of Directors from nine (9) members to seven (7) members and the Board of Directors shall include at least one (1) representative from Three Arch Partners (the “Three Arch Partners Board Member”) and two (2) new independent members (the “New Independent Board Members”) with relevant industry experience. The Three Arch Partners Board Member shall be reimbursed for all out-of-pocket expenses related to attending meetings of the Board of Directors. In addition if the Company’s Board members receive any additional fees or compensation, Three Arch Partners shall be entitled to equivalent payment. The Company further covenants and agrees to use commercially reasonable efforts to place the Three Arch Partners Board Member on the slate of directors presented to its stockholders at each annual meeting at which directors are elected and to place the New Independent Board Members on the slate of directors presented to its stockholders at the next annual meeting at which directors are elected, in all cases subject to compliance with relevant Nasdaq rules and regulations and subject to the approval of such nominees by the nominating and corporate governance committee of the Board of Directors. If the nominating and corporate governance committee of the Board of Directors does not approve any proposed Three Arch Partners Board Member, Three Arch Partners shall be entitled to propose another candidate who shall be reasonably acceptable to the Company. The Company shall use all commercially reasonable efforts, including preparation of proxy materials and solicitation of the Company’s stockholders, to give effect to this Section 6.6. The Company’s obligations under this Section 6.6 with respect to the Three Arch Partners Board Member shall terminate in their entirety if at any time Three Arch Partners beneficially owns less than 5,000,000 shares of Common Stock (including shares of Common Stock issuable upon exercise of warrants, and as appropriately adjusted for stock splits, stock dividends and recapitalizations), in such case, the Three Arch Partners Board Member shall resign from the Board effective immediately.

6.7. Pre-Emptive Rights. From the Closing Date until the earlier of (a) the third anniversary of the Closing Date or (b) the date on which none of the Purchasers beneficially own at least 10.0% pursuant to Section 13(d) of the Exchange Act of the shares of voting stock of the Company then outstanding, the Company shall not directly or indirectly, offer, sell or grant any option to purchase (or announce any offer, sale, grant or any option to purchase or other disposition of) any Common Stock or securities convertible into Common Stock (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”) unless the Company shall have first complied with this Section 6.7.

(a) The Company shall deliver, at least ten (10) business days prior to the closing of a Subsequent Placement, to each Purchaser then beneficially owning at least 10.0% pursuant to Section 13(d) of the Exchange Act of the shares of voting stock of the Company then outstanding (an “Eligible Purchaser”), a written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Subsequent Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (A) identify and describe the Offered Securities, (B) describe the price or pricing mechanism and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, and (C) offer to issue and sell to or exchange with each Eligible Purchaser that portion of the Offered Securities that represents such Eligible Purchaser’s percentage of beneficial ownership pursuant to Section 13(d) of the Exchange Act of the aggregate number of shares of voting stock then outstanding (the “Pro Rata Amount”), provided that in no event shall the Company be required to offer to issue or sell, or to issue or sell, to the Eligible Purchasers more than 50% of the aggregate amount of the Offered Securities in any Subsequent Placement.

(b) To accept a Subsequent Offer, in whole or in part, such Eligible Purchaser must deliver a written notice to the Company prior to the end of the 10th business day after such Eligible Purchaser’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Eligible Purchaser’s Pro Rata Amount that such Eligible Purchaser elects to purchase (in either case, the “Notice of Acceptance”).

(c) In connection with any Subsequent Placement, the Company shall distribute to the Eligible Purchasers, other than any Eligible Purchaser that has indicated to the Company it is not interested in participating in the Subsequent Offer or that has not prior to the end of the Offer Period delivered a Notice of Acceptance pursuant to subsection (b) above, all agreements and other documents to be executed by the purchasers in the Subsequent Placement, at substantially the same time such items are distributed to the purchasers in the Subsequent Placement other than the Eligible Purchasers. If any Eligible Purchaser shall have failed to execute and deliver any such agreement or other document in the form so distributed by the such time as may be reasonably requested by the Company in connection with the Subsequent Placement, then such Eligible Purchaser shall not have a right to participate in such Subsequent Placement and all securities which such Eligible Purchaser would have been eligible to purchase in the Subsequent Placement shall be treated as Refused Securities with respect thereto.

(d) The Company shall have ninety (90) days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Eligible Purchasers (the “Refused Securities”), but only upon terms and conditions (including, without limitation, the total amount of the financing, unit prices and interest rates) that are not materially more favorable to the acquiring person or persons or materially less favorable to the Company than those set forth in the Offer Notice, except for such changes which may, in the reasonable judgment of the Company, be necessary or appropriate on account of changes in market conditions , provided that if the Company makes such changes, it will use reasonable commercial efforts to consult with the Eligible Purchasers and to provide them the opportunity to participate in the financing as modified by such changes.

(e) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Eligible Purchasers shall acquire from the Company, and the Company shall issue to the Eligible Purchasers, the number or amount of Offered Securities specified in the Notices of Acceptance, upon the terms and conditions specified in the Subsequent Offer, subject to the terms and conditions contained in this Section 6.7.

(f) The restrictions and other provisions contained in this Section 6.7 shall not apply to the issuance of any Common Stock issued or issuable: (i) to any employee, officer, director or consultant in connection with any plan or other compensatory arrangement approved by the Board of Directors or the Compensation Committee of the Board of Directors of the Company; (ii) upon the exercise of the Warrants and any warrants outstanding as of the Closing Date; (iii) to financial institutions, equipment lessors, brokers or similar persons in connection with commercial credit arrangements, equipment financings, commercial property lease transactions or similar non-equity transactions; (iv) in connection with bona fide acquisition, merger or similar transaction; (v) in any underwritten public offering; or (vi) to an entity as a component of any business relationship with such entity primarily for the purpose of (A) joint venture, technology licensing or development activities, (B) distribution, supply or manufacture of the Company’s products or services or (C) any other arrangements that are primarily for purposes other than raising equity capital.

Section 7. Legends.

(a) Such Purchaser understands and agrees that each certificate or other document evidencing any of the Securities (including the Warrant Shares) shall be endorsed with the legend in the form set forth below, and such Purchaser covenants that such Purchaser will not transfer the Securities (including the Warrant Shares) represented by any such certificate without complying with the restrictions on transfer described in the legend endorsed on such certificate (unless there is in effect a registration statement under the Securities Act covering such proposed transfer, such Securities (including the Warrant Shares) have been sold under Rule 144 promulgated under the Securities Act (“Rule 144”) or as otherwise permitted by the provisions of Section 6.3 above) and understands that the Company will refuse to register a transfer of any Securities (including the Warrant Shares) unless the conditions specified in the following legend are satisfied:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. EXCEPT AS SPECIFIED IN THIS LEGEND, SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT THERETO UNDER SUCH ACT UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT OR UNLESS SUCH SALE, PLEDGE, HYPOTHECATION OR TRANSFER IS OTHERWISE EXEMPT FROM REGISTRATION AND ANY APPLICABLE STATE SECURITIES LAWS. THE COMPANY MAY REQUEST A WRITTEN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH SALE OR OTHER TRANSFER.”

(b) Such certificates shall not contain any legend (i) while a Registration Statement covering the resale of such Securities (including the Warrant Shares) is effective under the Securities Act, (ii) following any sale of the Securities (including the Warrant Shares) pursuant to an effective Registration Statement or Rule 144, or (iii) if the Securities (including the Warrant Shares) are eligible for sale under Rule 144(k). Following the effective date of a Registration Statement or at such earlier time as a legend is no longer required for certain Securities (including the Warrant Shares), the Company will, no later than three trading days following the delivery by a Purchaser to the Company of a written request for an unlegended certificate representing such securities, take such actions as are necessary for the Company’s transfer agent to deliver or cause to be delivered to such Purchaser a certificate representing such securities that is free from all restrictive and other legends.

(c) Such Purchaser covenants that such Purchaser will not transfer the Securities (including the Warrant Shares) represented by any such certificate without complying with any applicable requirements under the Securities Act to deliver a final prospectus included in the effective Registration Statement to any offeree of the Registrable Securities.

Section 8. Indemnification.

(a) For purposes of this Section 8 only:

(i) the term “Purchaser” shall include the Purchaser and any affiliate (as such term is defined pursuant to Rule 12b-2 promulgated under the Exchange Act) of such Purchaser;

(ii) the term “Prospectus” shall mean the prospectus and any amendment or supplement thereto in the form first filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act or, if no Rule 424(b) filing is required, filed as part of the Registration Statement at the time of effectiveness, as supplemented or amended from time to time; and

(iii) the term “Registration Statement” shall include any final prospectus, exhibit, supplement or amendment included in or relating to a Registration Statement.

(b) The Company agrees to indemnify and hold harmless each of the Purchasers and each Person, if any, who controls any Purchaser within the meaning of the Securities Act (each, an “Indemnified Party”), against any losses, claims, damages, liabilities or expenses, joint or several, to which such Indemnified Party may become subject under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a Registration Statement or Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained in this Agreement, or arise out of the Company’s failure to provide written notice of a Suspension, or any failure of the Company to perform its obligations hereunder, and will reimburse each Indemnified Party for any legal and other expenses reasonably incurred as such expenses are reasonably incurred by such Indemnified Party in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Indemnified Party expressly for use therein, (ii) the failure of such Indemnified Party to comply with the covenants and agreements contained in Section 6 above respecting sale of the Securities (including the Warrant Shares), (iii) the inaccuracy of any representations made by such Indemnified Party herein.

(c) Each Purchaser will severally, and not jointly, indemnify and hold harmless the other Purchasers and the Company, each of its directors, each of its officers who signed a Registration Statement and each Person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed a Registration Statement or controlling Person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure by such Purchaser to comply with the covenants and agreements contained in Section 6.3 above respecting the sale of the Securities (including the Warrant Shares) unless such failure by such Purchaser is directly caused by the Company’s failure to provide written notice of a Suspension to such Purchaser, (ii) the inaccuracy of any representation made by such Purchaser herein or (iii) any untrue or alleged untrue statement of any material fact contained in a Registration Statement or the Prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in a Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser expressly for use therein, and will reimburse the Company, each of its directors, each of its officers who signed a Registration Statement or controlling Person for any legal and other expense reasonably incurred, as such expenses are reasonably incurred by the Company, each of its directors, each of its officers who signed a Registration Statement or controlling Person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the aggregate liability of any Purchaser hereunder shall not exceed the net proceeds received by such Purchaser upon the sale of the Registrable Securities included in the Registration Statement or Prospectus giving rise to such indemnification obligation. No Purchaser shall be liable for the indemnification obligations of any other Purchaser.

(d) Promptly after receipt by an indemnified party under this Section 8 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, promptly notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party hereunder or otherwise to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnified party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. No indemnifying party, in the defense of any claim covered by this Section 8, shall, except with the prior written consent of the indemnified party, which consent shall not be unreasonably conditioned, withheld or delayed, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim. An indemnified party shall not consent to entry of any judgment or enter into any settlement without the prior written consent of the indemnifying party.

Section 9. Notices.

(a) All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be as addressed as follows:

if to the Company, to:

North American Scientific, Inc.
20200 Sunburst Street
Chatsworth, California 91311
Attention: James W. Klingler
Telephone No.: (818) 734-8600
Telecopy No.: (818) 734-5224

with a copy to:

Seyfarth Shaw LLP
131 South Dearborn Street, Ste. 2400
Chicago, Illinois 60603
Attention: Allan Reich
Telephone No.: (312) 460-5000
Telecopy No.: (312) 460-7000

and if to any Purchaser, at its address as set forth in Appendix I hereto, or at such other address or addresses as may have been previously furnished to the Company in writing in accordance with this Section 9.

(b) Such notices or other communications shall be deemed delivered upon receipt, in the case of overnight delivery, personal delivery, facsimile transmission (as evidenced by the confirmation thereof), or mail.

Section 10. Miscellaneous.

10.1. Amendments. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and each Purchaser. Any amendment or waiver effected in accordance with this Section 10.1 shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

10.2. Headings. The headings of the various sections of this Agreement are for convenience of reference only and shall not be deemed to be part of this Agreement.

10.3. Severability. In the event that any provision in this Agreement is held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

10.4. Governing Law and Forum. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein. The parties hereto agree to submit to the exclusive jurisdiction of the federal and state courts of the State of New York with respect to the interpretation of this Agreement or for the purposes of any action arising out of or related to this Agreement.

10.5. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same instrument. In the event that any signature is delivered via facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original hereof.

10.6. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the matters covered herein, supersede all prior agreements and understandings with respect to such matters and executed by and among the Company and any of the Purchasers, and, except as specifically set forth herein or therein, neither the Company nor the Purchasers make any representation, warranty, covenant or undertaking with respect to such matters.

10.7. Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group, or are deemed affiliates (as such term is defined under the Exchange Act) with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

10.8. No Fiduciary Duty. Each Purchaser hereby acknowledges that (a) the price of the Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Purchasers, and each Purchaser is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement; (b) the Placement Agent is not acting as a fiduciary of the Company or any Purchasers; and (c) the Company’s engagement of the Placement Agent in connection with the offering and the process leading up to the offering is as an independent contractor and not in any other capacity. Each Purchaser agrees that it will not claim that the Placement Agent has rendered advisory services of any nature or respect, or owe any fiduciary or similar duty to any Purchaser, in connection with such transaction or the process leading thereto.

10.9. Expenses. Each party hereto shall pay all costs and expenses incurred by it in connection with the execution and delivery of this Agreement, and all the transactions contemplated thereby, including fees of legal counsel, except that the Company shall reimburse Three Arch Partners for all reasonable fees and expenses incurred by Three Arch Partners in connection with the transactions contemplated hereby, including the reasonable fees of Heller Ehrman LLP, legal counsel to Three Arch Partners.

10.10. Disclosure. Three Arch Partners shall have an opportunity to review any statement made in any public disclosure or government filing in connection with the transactions contemplated by this Agreement that mentions the Purchasers or any of their affiliates prior to its release to the public or any third party, and the Company shall make the changes to such statements as may be reasonably requested by Three Arch Partners and are permitted by applicable law.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized representatives as of the day and year first above written.

NORTH AMERICAN SCIENTIFIC, INC.

By:	/s/ John B. Rush
Name:	John B. Rush
Title:	President and Chief Executive Officer

[Investor Signature Page]

PURCHASER:

Print or Type:
Name of Purchaser (Individual or Institution):

Name of Individual representing Purchaser (if an Institution):

Title of Individual representing Purchaser (if an Institution):

Signature by Individual Purchaser or Individual Representing Purchaser:

Address:

Telephone:

Telecopier:

e-mail:

Shares to be Purchased	Warrants to be Issued	Price Per Security in Dollars	Aggregate Price

SECURITIES CERTIFICATE QUESTIONNAIRE

Pursuant to Section 2.3(b) of the Agreement, please provide us with the following information:

1.
The exact name that your Shares and Warrant Shares are to be registered in (this is the name that will appear on your stock certificate(s) and warrant certificate). You may use a nominee name if appropriate:

2.	The relationship between the Purchaser of the Securities and the Registered Holder listed in response to item 1 above:

3.	The mailing address of the Registered Holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the Registered Holder listed in response to item 1 above:

Appendix I

NORTH AMERICAN SCIENTIFIC, INC.
REGISTRATION STATEMENT QUESTIONNAIRE

In connection with the preparation of the Registration Statement, please provide us with the following information:

Plan of Distribution

Attached as Appendix II hereto is a draft of the “Plan of Distribution” section of the Registration Statement. Do you propose to offer or sell any shares of Common Stock to be registered on the Registration Statement by means other than those described in Appendix II?

☐ Yes  ☐ No

If “yes”, please describe the manner in which you propose to offer or sell such Shares of Common Stock:

Selling Stockholders

Pursuant to the “Selling Stockholder” section of the Registration Statement, please state your or your organization’s name exactly as it should appear in the Registration Statement:

Please provide the number of shares that you or your organization will own immediately after Closing, including those Securities purchased by you or your organization pursuant to this Purchase Agreement and those shares purchased by you or your organization through other transactions:

Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates?

Yes            No

If yes, please indicate the nature of any such relationships below:

Are you (i) an NASD Member (see definition), (ii) a Controlling (see definition) shareholder of an NASD Member, (iii) a Person Associated with a Member of the NASD (see definition), (iv) an Underwriter or a Related Person (see definition) with respect to the proposed offering; (v) do you own any shares or other securities of any NASD Member not purchased in the open market; or (vi) have you made any outstanding subordinated loans to any NASD Member?

Answer: ☐ Yes ☐ No If “yes”, please describe below:

NASD Member. The term “NASD member” means either any broker or dealer admitted to membership in the National Association of Securities Dealers, Inc. (“NASD”). (NASD Manual, By-laws Article I, Definitions)

Control. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power, either individually or with others, to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. (Rule 405 under the Securities Act of 1933, as amended)

Person Associated with a member of the NASD. The term “person associated with a member of the NASD” means every sole proprietor, partner, officer, director, branch manager or executive representative of any NASD Member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by a NASD Member, whether or not such person is registered or exempt from registration with the NASD pursuant to its by-laws. (NASD Manual, By-laws Article I, Definitions)

Underwriter or a Related Person. The term “underwriter or a related person” means, with respect to a proposed offering, underwriters, underwriters’ counsel, financial consultants and advisors, finders, members of the selling or distribution group, and any and all other persons associated with or related to any of such persons. (NASD Interpretation)

Appendix II

FORM OF PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the Commission;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders are not obligated to, and there is no assurance that the selling stockholders will, sell all or any of the shares we are registering. The selling stockholders may transfer, devise or gift such shares by other means not described in this prospectus.

In connection with the sale of our shares, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares.  The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholders, broker-dealers or agents that participate in the sale of the common stock may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of any of their secured obligations, the pledgees or secured parties may offer and sell the shares from time to time under this prospectus as it may be supplemented from time to time, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

To the extent required, the shares to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) the passage of two years from [the Closing Date], (2) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (3) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.

EXHIBIT A

FORM OF WARRANT AGREEMENT

A-1

EXHIBIT B

FORM OF COMPANY COUNSEL OPINION

B-1

EXHIBIT C

FORM OF MCDERMOTT, WILL & EMERY IP OPINION

C-1

EXHIBIT D

FORM OF CONSULTANT TO THE COMPANY IP, REGULATORY AND LITIGATION OPINION

D-1

EXHIBIT E

FORM OF LOCK-UP AGREEMENT

E-1

EXHIBIT F

DISCLOSURE SCHEDULES

F-1